ADDENDUM 2 TO COMMERCAIL MANUFACTURING AGREEMENT

This Addendum 2 to Commercial Manufacturing Agreement, (this “Addendum”) is entered into and effective the 1st day of July, 2013 by and between Albemarle Corporation, (hereinafter “Albemarle”); and SIGA Technologies, Inc. (hereinafter “Customer”), to addend, amend and/or supplement that certain Commercial Manufacturing Agreement between Albemarle and customer dated August 25, 2011, as amended December 21, 2012 (collectively the “Commercial Manufacturing Agreement”). All capitalized terms used herein and not defined shall have the meaning set forth in the Commercial Manufacturing Agreement.

WHEREAS, Albemarle, pursuant to the commercial Manufacturing Agreement, has manufactured, sold and delivered to Customer the Product (as defined in the Commercial Manufacturing Agreement); and

WHEREAS, in order to reflect the revised stability study testing schedule, conditions, and cost which shall apply to stability studies requested after the date of this Addendum, the parties wish to amend Section 4.3 and Exhibit D to the Commercial Manufacturing Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Albemarle and Customer wish to addend, amend and/or supplement the Commercial Manufacturing Agreement as follows:

1.	Section 4.3 Stability Study Fee of the Agreement is hereby amended in its entirety to read:

4.3 Stability Study Fee. Albemarle shall charge a fee of [redacted] for each five (5) year stability study described in Section 2.11 that is requested by the Customer. Such fee will be invoiced by Albemarle quarterly in arrears during the first year of such study.

2.
Exhibit D is hereby amended to read in its entirety as set forth on the attachment to this Addendum, and as amended shall apply to any stability studies requested after the date of this Addendum but shall not affect the conduct of stability studies ongoing at the date of this Addendum.

This Addendum (including the attached Exhibit D) is considered a written instrument prepared and executed in full accordance with the manner of amending the Commercial Manufacturing Agreement, as recited in Section 12.10 thereof. All other terms and conditions of the Commercial Manufacturing Agreement shall remain the same and in full force and effect.

SIGA TECHNOLOGIES, INC.        ALBEMARLE CORPORATION

By:    ____________________________    By:    ____________________________
Daniel J. Luckshire            Name:

EVP & CFO	Title:

Date:    ____________________________    Date:    ____________________________
Amendment 1 to Exhibit D
to the COMMERCIAL MANUFACTURING AGREEMENT
dated August 25, 2011 between
SIGA Technologies, Inc. and Albemarle Corporation

Stability Study

[redacted]